Exhibit 99.1
UNITED STATES PATENT AND TRADEMARK OFFICE GRANTS ADAMS NEW PATENT COVERING SINGLE-INGREDIENT GUAIFENESIN PRODUCTS AND COMBINATION PRODUCTS
CHESTER, N.J. (Oct. 19, 2005) — Adams Respiratory Therapeutics, Inc. announced today that the United States Patent and Trademark Office (USPTO) has issued U.S. patent No. 6,955,821, entitled Sustained Release Formulations of Guaifenesin and Additional Drug Ingredients.
The ‘821 patent is Adams’ second patent covering its franchise of guaifenesin extended-release bi-layer tablet products. This platform technology currently supports the MUCINEX® franchise and will be utilized in the near future under the HUMIBID® brand name as well.
“This second patent reinforces our intellectual property suite on extended-release guaifenesin,” commented Michael J. Valentino, president and chief executive officer. “In addition, this new patent facilitates our strategy to build our internal pipeline by extending our patent protected technology platform to other OTC and pharmaceutical respiratory segments.”
About Adams Respiratory Therapeutics, Inc.
Adams is a specialty pharmaceutical company focused on the late-stage development, commercialization and marketing of over-the-counter and prescription pharmaceuticals for the treatment of respiratory disorders.
Forward-Looking Statements
This release contains statements relating to projections or future results. These statements are forward-looking statements under the federal securities laws. We can make no assurance that any projections or future results discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. These statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. For a discussion of important factors that could affect our actual results, please refer to our SEC filings, including the Company’s Form 10K filed on Sept. 27, 2005.
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Investor/Media Contact: Janet M. Barth (908) 879-2428